FOR RELEASE DECEMBER 2, 2010 at 4:00 p.m. ET

Palatin Technologies Receives Non-Compliance Letter from NYSE Amex
Company Expects Its Common Stock to Remain Listed While It
Engages in Compliance Process

CRANBURY, NJ – December 2, 2010 – Palatin Technologies, Inc. (NYSE Amex: PTN) today reported it received notice from NYSE Amex LLC (the “Exchange”), advising Palatin that it is not in compliance with certain conditions of the Exchange’s continued listing standards under Section 1003 of the Exchange’s Company Guide.

In a letter to Palatin, the Exchange stated that Palatin was not in compliance with Section 1003(a)(iii) of the Company Guide because Palatin’s stockholders’ equity is less than the required $6,000,000 and Palatin has losses from continuing operations and net losses in its five most recent fiscal years, and not in compliance with Section 1003(a)(iv) of the Company Guide because Palatin has sustained losses which are so substantial in relation to its overall operations or existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether Palatin will be able to continue operations and/or meet its obligations as they mature.

Palatin intends to submit a plan of compliance by December 27, 2010, advising the Exchange how it intends to regain compliance with Section 1003(a)(iv) by February 28, 2011 and Section 1003(a)(iii) by May 26, 2011.  If the Exchange accepts the plan, Palatin may be able to continue its listing during the plan period, subject to periodic review to determine if Palatin is making progress consistent with the plan. If Palatin does not submit a plan, or if the Exchange does not accept the plan, or if Palatin does not regain compliance within the applicable deadlines, or if Palatin does not make progress consistent with the plan during the plan period, the Exchange may initiate delisting procedures.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company dedicated to the development of peptide, peptide mimetic and small molecule agonists with a focus on melanocortin and natriuretic peptide receptor systems. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin Technologies’ website at www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about meeting continued listing standards, plans of compliance relating to regaining compliance with listing standards, future financings and other future expectations of Palatin Technologies, Inc., are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such

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forward-looking statements.  Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, availability of financing on acceptable terms, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products,  and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries: Stephen T. Wills, CPA, MST EVP-Operations / Chief Financial Officer Tel:(609) 495-2200/info@palatin.com	Palatin Technologies Media Inquiries: Carney Noensie, Burns McClellan Vice President, Investor Relations Tel:(212) 213-0006/cnoensie@burnsmc.com

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